Exhibit 99.1

Flutter Entertainment to Report Third Quarter 2024 Financial Results and Host a Conference Call on November 12, 2024

Friday October 25, 2024

Flutter Entertainment (“Flutter”) (NYSE:FLUT, LSE:FLTR), the leading online sports betting and iGaming operator, today announced that it will release its third quarter 2024 financial results after market close on Tuesday, November 12, 2024 at 4:05 p.m. ET (9:05 p.m. GMT). The earnings release and supplementary materials will be available through the “Investors” section of the Flutter website at www.flutter.com.

Flutter management will host a conference call on Tuesday, November 12, 2024 at 4:30 p.m. ET (9:30 p.m. GMT) to review the results and be available for questions, with access via webcast and telephone.

A public audio webcast of management’s call and the related Q&A can be accessed by registering here or via www.flutter.com/investors. For those unable to listen to the live broadcast, a replay will be available approximately one hour after conclusion of the call.

Analysts and investors who wish to participate in the live conference call must do so by dialling any of the numbers below and using conference ID 20251. Please dial in 10 minutes before the conference call begins.

+1 888 500 3691 (North America)

+44 800 358 0970 (United Kingdom)

+353 1800 943926 (Ireland)

+61 1800 519 630 (Australia)

+1 646 307 1951 (International)

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with leading positions in markets across the world, including the US. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global competitive advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Tombola, Betfair, MaxBet, Junglee Games and Adjarabet.

To learn more about Flutter, please visit our website at www.flutter.com.

Enquiries

Investor Relations: Investor.relations@flutter.com

Media Relations: corporatecomms@flutter.com